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Exhibit 3.6

El Torito Restaurants, Inc.

BY-LAWS

ARTICLE I

MEETING OF STOCKHOLDERS

        Section 1.    PLACE OF MEETING AND NOTICE.    Meetings of the stockholders of the Corporation shall be held at such place either within or without the State of Delaware as the Board of Directors may determine.

        Section 2.    ANNUAL and Special Meetings.    Annual meetings of stockholders shall be held, at a date, time and place fixed by the Board of Directors and stated in the notice of meeting, to elect a Board of Directors and to transact such other business as may properly come before meeting. Special meetings of the stockholders may be called by the President for any purpose and shall be called by the President or Secretary if directed by the Board of Directors or requested in writing by the holders of not less than 25% of the capital stock of the Corporation. Each such stockholder request shall state the purpose of the proposed meeting.

        Section 3.    NOTICE.    Except as otherwise provided by-law, at least 10 and not more than 60 days before each meeting of stockholders, written notice of the time, date and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder.

        Section 4.    QUORUM.    At any meeting of stockholders, the holders of record, present in person or by proxy, of a majority of the Corporation's issued and outstanding capital stock shall constitute a quorum for the transaction of business, except as otherwise provided by law. In the absence of a quorum, any officer entitled to preside at or to act as secretary of the meeting shall have power to adjourn the meeting from time to time until a quorum is present.

        Section 5.    VOTING.    Except as otherwise provided by law, all matters submitted to a meeting of stockholders shall be decided by vote of the holders of record, present in person or by proxy, of a majority of the Corporation's issued and outstanding capital stock.

ARTICLE II

DIRECTORS

        Section 1.    NUMBER, ELECTION AND REMOVAL OF DIRECTORS.    The number of Directors that shall constitute the Board of Directors shall be not less than one nor more than seven. The first Board of Directors shall consist of three Directors. Thereafter, within the limits specified above, the number of Directors shall be determined by the Board of Directors or by the stockholders. The Directors shall be elected by the stockholders at their annual meeting. Vacancies and newly created directorships resulting from any increase in the number of Directors may be filled by a majority of` the Directors then in office, although less that a quorum, or by the sole remaining Director or by the stockholders. A Director may be removed with or without cause by the Stockholders.

        Section 2.    MEETINGS.    Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by the Board of Directors or as may be specified in a notice of meeting. Special meetings of the Board of Directors may be held at any time upon the call of the President and shall be called by the President or Secretary if directed by the Board of Directors. Telegraphic or written notice of each Special Meeting of the Board of Directors shall be sent to each Director not less than two days before each meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of the stockholders. Notice need not be given of regular meetings of the Board of Directors.

        Section 3.    QUORUM.    One-third of the total number of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present. Except as otherwise provided by law, the Certificate of Incorporation of the Corporation, these By-Laws or any contract or agreement to which the Corporation is a party, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

        Section 4.    COMMITTEES OF DIRECTORS.    The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees, including without limitation an Executive Committee, to have and exercise such power and authority as the Board of Directors shall specify. In the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the meeting in place of any such absent or disqualified member.

ARTICLE III

OFFICERS

        The officers of the Corporation shall consist of a President, a Vice President, a Secretary, a Treasurer and such other additional officers with such titles as the Board of Directors shall determine, all of whom shall be chosen by and shall serve at the pleasure of the Board of Directors. Such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. All officers shall be subject to the supervision and direction of the Board of Directors. The authority, duties or responsibilities of any officer of the Corporation may be suspended by the President and/or the Chief Executive officer, if any, with or without cause. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause.

ARTICLE IV

INDEMNIFICATION

        The Corporation shall indemnify each person (which term, as used herein, shall include his heirs, executors and administrators) who is or was an officer or director of the Corporation or whom the Corporation has agreed to indemnify to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time. To assure indemnification under this provision of all such persons who are or were "fiduciaries" of an employee benefit plan governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974, as amended from time to time (the "Act"), Section 145 shall, for this purpose, be interpreted as follows: an "other enterprise" shall be deemed to include an employee benefit plan; the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by the person of his duties to the Corporation also imposes duties on, or otherwise involves services by, the person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to the Act shall be deemed "fines"; and action taken or omitted by a person with respect to an employee benefit plan in the performance of the person's duties for a purpose reasonably believed by the person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

ARTICLE V

GENERAL PROVISIONS

        Section 1.    Notices.    Whenever any statute, the Certificate of incorporation or these By-Laws require notice to be any Director or stockholder, such notice may be given in writing by mail, addressed to such Director or stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid. Such notice shall be deemed to have been given when it is deposited in the United States mail. Notice to Directors may also be given by telegram.

        Section 2.    Fiscal Year.    The fiscal year of the Corporation shall be fixed by the Board of Directors.

        Section 3.    Notice of Transfer of Stock to the City Council of the City of Minneapolis.    So long as the Corporation owns an equitable interest in a liquor license issued by the City of Minneapolis, Minnesota, the Corporation shall notify the City Council of the City of Minneapolis, Minnesota of any transfer of ownership of any stock of the Corporation and such new shareholder shall be subject to investigation and approval by the City Council of the City of Minneapolis, Minnesota. Failure to provide notice as required in this paragraph or failure of the City Council to approve the new shareholder may result in the revocation, suspension or non-renewal of any liquor license issued by the City of Minneapolis, Minnesota in which the Corporation has an equitable interest or such other remedy as may be applicable by Minneapolis city ordinance, but in any event such remedies shall be limited solely to recourse with respect to the liquor licenses issued by the City of Minneapolis, Minnesota. Nothing herein contained shall preclude or prevent the transfer of ownership of any stock of the Corporation.

Amended as of 12/19/-86.

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Exhibit 3.6 Bylaws of El Torito Restaurants, Inc.